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EXHIBIT 99.1
3Q 2026 Market and Planned Impacts to Earnings
The following are selected market and planned factors expected to affect 3Q 2026 results relative to 2Q 2026 results. These factors are limited in scope and generally focus on significant planned maintenance, market dynamics, and seasonal demand patterns. These limited factors are being provided to allow the Company’s subsequent comprehensive earnings release to focus on performance and the impact of management’s strategic decisions.
These are current estimates and are not a comprehensive list of all items affecting 3Q results, and actual results may vary, either positively or negatively, from these estimates. It does not include performance-related factors that will contribute to 3Q results, such as operating performance, ongoing improvement initiatives, unscheduled downtime attributable to internal events, or certain other factors. In addition, performance factors may have greater impacts than market and planned factors, negative or positive, on 3Q 2026 results relative to 2Q 2026 results. Accordingly, it is not an estimate of 3Q 2026 earnings for the Company and should not be relied upon as an estimate of 3Q 2026 earnings or as a comparison against 2Q 2026 results.

$ billions	Upstream	Energy Products	Chemical Products	Specialty Products	Corp & Fin	Total
2Q26 Earnings (loss), U.S. GAAP	7.9	5.5	1.1	1.0	(1.0)	14.5
Excluding 2Q26 Adjusting Items
Identified Items:
Impairments		0.9	0.0		0.1	1.1
Other, including financial reserves	1.2	0.1	0.0	0.0	0.0	1.4
Other Middle East impacts[1]	0.0	0.2				0.2
Estimated timing effects	0.1	(2.5)				(2.5)
2Q26 Adjusted Earnings (non-GAAP)	9.2	4.1	1.2	1.0	(0.8)	14.7

3Q 2026 versus 2Q 2026 Market and Planned Impacts to Earnings
Estimated impacts of market factors
Change in liquids prices[2]	(1.3)					(1.3)
Change in gas prices[3]	0.3					0.3
Change in margins[4]		4.5	(0.6)	0.5		4.4

Estimated impacts of planned, seasonal volume, and other factors
Change in scheduled maintenance	0.0	0.2	0.0	0.0		0.2
Change in volume related disruptions from Middle East events[5]	0.0	0.0	0.0	0.0		0.0
Estimated external impacts on operations	(0.1)	(0.4)		(0.1)		(0.6)
Estimated day effect (more days in 3Q26 versus 2Q26)	0.2	0.1				0.3
Change in other factors (e.g. entitlements, sales timing, tax impacts)	(0.9)					(0.9)

Memo: 3Q26 Adjusting Items
Identified Items:
Divestments	0.7					0.7
Other, including financial reserves	(0.2)					(0.2)
Other Middle East impacts[1]	0.0	0.0				0.0
Estimated timing effects	(0.7)	(1.9)				(2.5)

Memo: Estimated weighted-average common shares outstanding - assuming dilution: ~4,140 million
Due to rounding, numbers may not add.
2
Accounting for estimated timing effects:
Physical shipments of hydrocarbons and finished products are often hedged using financial derivatives in the normal course of business. At the end of each quarter, accounting standards require open financial derivatives to be marked to current period-end prices (typically referred to as
“mark to market”) with the corresponding value reflected in current period earnings. The associated physical shipments are not marked to current period-end prices but valued on the balance sheet in inventory primarily based on LIFO accounting rules. As a result, unlike the financial derivatives, the value of the physical shipment is not reflected in earnings until the transaction is complete. This mismatch between the valuation of the financial derivatives and the associated physical transaction results in a timing difference in earnings that unwinds over subsequent quarters consistently delivering a net profit. LIFO valuation also drives timing differences between the accounting recognition of the settlement of the derivatives and their offsetting physical shipments. Together, these are referred to as timing effects.
In periods of rising prices, the timing effects are typically negative, while in periods of decreasing prices, the timing effects are typically positive.
Importantly, excluding timing impacts, these trading and optimization activities have consistently delivered positive earnings to the Company.
Crude and products trading activity, which accounted for the majority of timing impacts in the third quarter, is included in the Energy Products segment. Natural gas related impacts are included in the Upstream segment.

1 Other Middle East impacts include incremental expenses directly attributable to regional conflicts, as well as losses on settled financial hedges that were not offset by the associated physical shipments due to supply disruptions in the Middle East.

2 Change in liquids price includes impacts from the change in crude, condensate, and NGL realizations at prior period sales volumes.
3 Change in gas price includes impacts from the change in natural gas realizations (including LNG) at prior period sales volumes and settled gas trading.
4 Change in margins are estimated market effects on petroleum products, specialty products, and chemicals at prior period volumes which include market impacts on trading in the respective segments.
5 Change in volume related disruptions from Middle East events include impacts from production disruptions, shutdowns, and lower availability of crude deliveries impacting global manufacturing operations.

Outlooks, estimates, projections, and other statements of future financial impacts of certain factors as provided in this publication are forward-
looking statements within the meaning of the Private Securities Litigation Reform Act. Actual future impacts of these certain factors for 3Q 2026 may vary from our estimates for a number of reasons, including additional unidentified factors related to: sales volume and sales mix numbers;
supply and demand imbalances or changes including as a result of direct or indirect restrictions on production or escalating geopolitical volatility;
regional pricing differentials and refining and chemical margins; fluctuations in feedstock prices; forecasts of economic growth or downturn;
seasonal impacts on product demand and operating expenses; resolution of trading and derivative positions for the quarter; increases in integration benefits or costs of new start-ups or acquisitions; global and regional hostilities, including decoupling of economies, national or regional tariffs, trade disputes, border disputes, nationalizations, war, terrorism, threats to trade routes or freedom of navigation, or civil unrest and their impact on markets and our assets around the world; price impacts and the broader government responses to inflationary pressures; changes in interest and exchange rates; manufacturing, supply chain, shipping channel and trade network disruptions; planned cash and operating expense reductions or increases; total capital expenditures and mix; maintenance costs and incidents; production disruptions, shut-ins and mix;
financing costs; the resolution of any contingencies and uncertain tax positions; environmental expenditures; impact of fiscal, contractual, and commercial terms applicable to the quarter; the outcome of commercial negotiations related to the quarter; the timing and regulatory approval of any acquisitions or divestments; regional differences for product demand, supply, or availability; changes in consumer behavior including the impact of inflation and/or recession; actions by governments, independent administrative bureaucracies, international bodies or non-governmental organizations to increase our costs, decrease our ability to produce or replenish reserves, prohibit the export or sale of our products, or prevent the expansion of our low carbon solutions businesses; changes in asset valuation or estimates of fair value as of a certain date; updates or corrections of any estimate used herein; and other market conditions in or impacting the oil, natural gas, petroleum, and petrochemical industries.
Furthermore, additional factors may exist that will be relevant to 3Q 2026 results that are not currently known or fully understood, including our participation in joint ventures or developments operated by third parties and other factors cited in Item 1A. Risk Factors of our most recent Annual and Quarterly Reports available on the Investors page of our website at www.exxonmobil.com. All forward-looking statements and the assumptions in this filing speak only as of the date hereof. We do not assume or undertake any obligation to update these forward-looking statements or assumptions as of any future date. Any future update or expansion of the forward-looking statements in this filing will be provided only through a public disclosure indicating that fact.
Adjusted earnings (loss) represent earnings (loss) excluding individually significant non-operational events, typically those with an absolute corporate total earnings impact of at least $250 million in a given quarter, and estimated timing effects. The earnings (loss) impact of a significant event (referred to as an Identified Item) for an individual segment in a given quarter may be less than $250 million when the event impacts several segments or several periods. Adjusted earnings (loss) exclude estimated timing effects to better reflect the way ExxonMobil management internally measures performance and manages the economic exposure of physical commodity contracts and their associated derivatives, as opposed to the way those activities are recognized and measured under U.S. GAAP. Estimated timing impacts are expected to unwind in subsequent periods. Management uses adjusted earnings (loss) to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events and estimated timing effects from business results. The Company believes this view provides investors with increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Adjusted earnings (loss) is not meant to be viewed in isolation or as a substitute for net income (loss)
attributable to ExxonMobil as prepared in accordance with U.S. GAAP.
In accordance with Regulation FD, we are hereby providing notice the Company currently intends to furnish its 3Q 2026 financial results both (1)
by posting them on our website at www.exxonmobil.com and (2) in a filing on Form 8-K in the Securities and Exchange Commission EDGAR
system, each at approximately 5:30 a.m. CT Friday, October 30, 2026. In the event the EDGAR system experiences technical difficulties, or the
Company is unable to successfully complete its 8-K filing at the intended time, investors and the public should look for this information at that time on our website. In case of a failed filing, the Company intends to furnish the information on EDGAR as soon as possible after 5:30 a.m. CT Friday,
October 30, 2026.